Exhibit 99.2

Kohl’s Provides Key Updates on Strategic Growth Initiatives

and Financial Plan at Investor Day

•	Introduces new long-term financial targets of low-single digits percent sales growth and mid-to-high single digits percent EPS growth

•	Plans to grow Sephora to a $2 billion business across more than 850 stores

•	Expects to open 100 new Kohl’s stores in the next four years, supporting continued omnichannel growth

•	Enhancing Kohl’s Card rewards benefit to 7.5% everyday

•	Continues to expand omnichannel capabilities with launch of self-serve buy online, pick up in store to all stores

•	Commits to net zero emissions by 2050

MENOMONEE FALLS, Wis. (March 7, 2022) – Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”) today will host a virtual Investor Day during which it will provide an update on the Company’s strategy to drive growth and become the retailer of choice for the Active and Casual lifestyle. Kohl’s will also announce an updated long-term financial framework.

“Kohl’s is undergoing a significant transformation of our business model and brand to be the retailer of choice for the Active and Casual lifestyle. We have fundamentally restructured our business to drive sustainable and profitable growth, while providing a strong return to shareholders,” said Michelle Gass, Kohl’s chief executive officer. “We have laid the foundation for our winning strategy and have started to implement key initiatives that will scale and accelerate our growth in the years ahead. We delivered record EPS in 2021 and achieved our operating margin goal two years ahead of schedule, reflecting our progress to drive more profitable growth. The initiatives we are announcing today, including plans to drive the Sephora business to $2 billion, are further positioning us for long-term value creation.”

During the Investor Day, Kohl’s executives will detail near- and long-term strategic initiatives to accelerate profitable growth, including:

Differentiated Position in Retail

Kohl’s owns a differentiated position in retail and is evolving to be a focused lifestyle concept, centered around the Active and Casual lifestyle. Kohl’s is modernizing its brand and offerings to fit the unique needs for how people are living today and for the future by:

•	Driving continued growth in Active and Casual categories;

•	Reigniting Women’s through significantly growing Kohl’s dress business, expanding outdoor and swim categories, and amplifying Kohl’s inclusivity offering;

•

Elevating and modernizing the experience for customers, continuing store refreshes and launching innovation zones, which will inspire curations of cross-category product and brands with a focus on diverse-owned brands; and

•	Maintaining leadership in loyalty by enhancing Kohl’s Card Rewards earn to 7.5% every day, and introducing a co-branded credit card in 2023.

Compelling Partnerships

Kohl’s has compelling partnerships that are unique in the industry. These partnerships build on Kohl’s innovative, bold and disruptive spirit and provide differentiated experiences that attract customers to Kohl’s through:

•	Growing Sephora to a $2 billion business through an expanded store rollout to 850 stores and continued innovation to drive customer growth and engagement;

•	Continuing to acquire millions of new customers with Amazon Returns; and

•	Being a destination for iconic national brands and continuing to enhance the portfolio consistent with the Company’s strategy.

Expanding Kohl’s Omnichannel Reach

Kohl’s has a large national store fleet and will build on its strong and growing base of 65 million customers by expanding its store portfolio, building its digital business, and increasing relevancy to attract more customers through:

•	Opening more than 100 new smaller format Kohl’s stores over the next four years;

•	Growing the digital business to $8 billion by enhancing discovery and shopability on Kohls.com;

•	Rolling out self-serve buy online, pick up in store to all stores in 2022, and continuing to test self-serve returns and check-out; and

•	Expanding Kohl’s Media Network as a way to leverage the Company’s strong omnichannel capability.

Leveraging Data Science

Kohl’s is a data-centric company and is taking additional steps to increase its data science capabilities to help engage with customers more efficiently and provide greater relevance by:

•	Using data science to increase personalization and accelerate localization to its entire store fleet over the next two years; and

•	Optimizing data and analytics to create more relevant customer experiences, drive higher revenue, higher margin, and greater asset efficiency.

Delivering Shareholder Value

Kohl’s is introducing a long-term financial framework that is focused on delivering shareholder value by delivering:

•	Low-single digits percent sales growth;

•	7% to 8% operating margin;

•	Mid-to-high single digits percent EPS growth; and

•	Operating cash flow of more than $5.5 billion and approximately $2.5 billion of free cash flow during 2022-2024.

Capital Allocation Plans

Kohl’s remains committed to returning significant capital to shareholders while investing in initiatives to drive organic growth. As announced during its Q4 2021 earnings call last week, the Company increased its dividend by 100%, which equates to an annual dividend of $2.00 per share and authorized a new $3 billion share repurchase program. In 2022, the Company plans to repurchase at least $1.0 billion dollars, demonstrating confidence in its business and key strategic initiatives.

Long-standing Commitment to Environment, Social and Governance (ESG)

Kohl’s reiterated its long-standing commitment to ESG stewardship. Kohl’s is committed to creating sustainable solutions, giving back to the community and building on diversity and inclusion efforts across the business. The Company announced plans by 2025 to reach Net Zero emissions and enhanced its goal to triple its spend with diverse suppliers. More details on ESG goals and initiatives will be shared in the company’s ESG report published next month and will include TCFD and SASB reporting.

Investor Day Details

Kohl’s virtual Investor Day will begin at 9 a.m. Eastern time on Monday, March 7. Members of the financial community and others who are interested in viewing the event can access the webcast of the presentation and Q&A by visiting Investors.Kohls.com. A replay of the entire event will be archived and available after the broadcast on the same website.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include information concerning the Board’s review of expressions of interest and the Company’s business strategies, plans, and objectives. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. You should understand that these forward-looking statements are not guarantees of strategic action, performance, or results. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

Important Shareholder Information and Where You Can Find It

Kohl’s intends to file a proxy statement and BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in Kohl’s proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on March 19, 2021 (the “2021 Proxy Statement”) and in Kohl’s Current Report on Form 8-K, filed with the SEC on April 14, 2021 (together with the 2021 Proxy Statement, the “2021 Filings”). To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the 2021 Filings or were otherwise not included, such changes or amounts have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Additional information is available in Kohl’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 29, 2022 filed with the SEC on June 3, 2021, September 2, 2021 and December 2, 2021, respectively. Details concerning the nominees of Kohl’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com